Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2026 Second Quarter Results
Company Expects to Finish Fiscal Year 2026 in the Upper Half of Financial Guidance Ranges

Charleston, S.C. (July 29, 2026) — Blackbaud (NASDAQ: BLKB), the world's leading provider of AI-powered solutions for social impact, today announced financial results for its second quarter ended June 30, 2026.
"Our second quarter and first-half results came in as expected, and combined with our confidence in the second half, position us to finish in the upper half of our FY26 guidance ranges for revenue, adjusted EBITDA, non-GAAP EPS, and free cash flow, with EPS and free cash flow at the high end," said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. "We continue to invest aggressively in AI, reflected in the accelerating pace of innovation across our Agents for Good™ solutions, which help customers advance their missions and operate more efficiently while also strengthening our own productivity and profitability."
Second Quarter 2026 Results Compared to Second Quarter 2025 Results:
•GAAP total revenue was $290.6 million, up 3.0% and non-GAAP organic revenue increased 3.0%.
•GAAP recurring revenue was $285.3 million, up 3.3% and represented 98.2% of total revenue. Non-GAAP organic recurring revenue increased 3.3%.
•GAAP income from operations was $62.0 million, with GAAP operating margin of 21.3%, an increase of 100 basis points.
•Non-GAAP income from operations was $94.6 million, with non-GAAP operating margin of 32.6%, a decrease of 110 basis points.
•GAAP net income was $35.4 million, with GAAP diluted earnings per share of $0.79, up $0.24 per share.
•Non-GAAP net income was $59.7 million, with non-GAAP diluted earnings per share of $1.33, up $0.11 per share.
•Non-GAAP adjusted EBITDA was $110.3 million, up $1.2 million, with non-GAAP adjusted EBITDA margin of 38.0%, a decrease of 70 basis points.
•Rule of 40 score was 41.0%.
•GAAP net cash provided by operating activities was $91.1 million, an increase of $24.1 million, with GAAP operating cash flow margin of 31.3%, an increase of 760 basis points.
•Non-GAAP free cash flow was $75.3 million, an increase of $23.8 million, with non-GAAP free cash flow margin of 25.9%, an increase of 760 basis points.

"We again executed well against our operating plan while investing in innovation and efficiency across the business," said Chad Anderson, executive vice president and CFO, Blackbaud. "We're building the foundation for substantial shareholder value, supported by an attractive financial model and steady momentum toward our long-term goals. We also remain aggressive in repurchasing our shares having already repurchased just over 6% this year, reducing our total shares outstanding by approximately 15% since the fourth quarter of 2023."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud announced multiple new Agents for Good™ and AI-powered product enhancements planned as part of a reimagined cloud-native, AI-first connected platform, underscoring the company’s continued innovation momentum and differentiated position as the trusted AI engine for social impact.
•The Blackbaud Institute published research that shows that while AI adoption is accelerating across the social impact sector, the organizations seeing transformational results have higher levels of AI maturity, moving beyond fragmented experimentation to systemic, governed AI use. To support the long-term health of the sector, Blackbaud has convened the AI Coalition for Social Impact, which has launched a free certification program to equip professionals to adopt AI responsibly, confidently and effectively.
•At its bi-annual Product Update Briefings and annual bbdevdays Developers Conference, Blackbaud showcased continued product and platform innovation highlighting new AI-powered capabilities, expanded connected workflows, and developer tools that reinforce the company’s trusted AI engine strategy and help customers build, extend, and scale purpose-built solutions for social impact.
•Blackbaud strengthened its leadership in education, launching an Innovation Partnership and strategic investment in Student First to help higher education institutions build a more connected campus operating model, and unveiling new AI innovation for K–12 independent schools, including an Admissions Agent in development to help schools deliver more personalized, efficient admissions experiences.
•The company earned recognition from the American Business Awards for AI innovation and leadership, was named to Newsweek’s World’s Greenest Companies list for the second consecutive year, and was honored on the TIME America’s Best Companies 2026 list, underscoring continued momentum in responsible innovation, sustainability and workplace excellence.
•Blackbaud released its 2025 Impact Report, highlighting progress across responsible AI, sustainability and global social impact, reinforcing the company’s commitment to using purpose-built technology and responsible business practices to help customers and communities drive measurable outcomes.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.

Financial Outlook
Blackbaud today reaffirmed its 2026 full year financial guidance and expects to finish in the upper half of the range across all four key metrics:

•GAAP revenue of $1.173 billion to $1.179 billion
•Non-GAAP adjusted EBITDA of $430 million to $438 million
•Non-GAAP diluted earnings per share of $5.15 to $5.25
•Non-GAAP free cash flow of $280 million to $290 million
Included in its 2026 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $62 million to $66 million
•Diluted weighted average shares outstanding for the year are expected to be approximately 45.0 million to 46.0 million
•Capital expenditures for the year are expected to be approximately $60 million to $70 million, including approximately $52 million to $62 million of capitalized software development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
Stock Repurchase Program
As of June 30, 2026, Blackbaud had approximately $850 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in December 2025. Based on our current plans, and stock repurchases to date, we expect total repurchases during 2026 to represent between 6% and 10.0% of our outstanding common stock as of December 31, 2025.
Conference Call Details
What:    Blackbaud's 2026 Second Quarter Conference Call
When:    July 29, 2026
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world's leading provider of AI-powered solutions for social impact. Serving nonprofits, educational institutions, companies committed to corporate social responsibility and individual change makers, Blackbaud propels impact at scale with the sector’s most intelligent solutions for fundraising and engagement, education solutions, financial management and CSR and grantmaking. With the deepest expertise powered by the world’s largest philanthropic data set, the most connected workflows, and the most powerful impact network, Blackbaud's solutions are building a future where resources are unleashed at the speed of need. Blackbaud has been recognized by Fast Company, Newsweek, Quartz, Forbes and more for AI innovation, responsible leadership and workplace excellence. Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com
Media Contact
media@blackbaud.com
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to the development, deployment, regulation, security, market adoption and perception of artificial intelligence technologies; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. Blackbaud believes non-GAAP free cash flow provides a useful measure of the company's operating performance. Non-GAAP free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies, if any, acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses, if any. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software development costs; stock-based compensation expense; Global Capabilities Center ("GCC") workforce transition costs; acquisition and disposition-related costs; and Security Incident-related costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$34,388	$38,914
Restricted cash	846,620	720,061
Accounts receivable, net of allowance of $6,672 and $5,876 at June 30, 2026 and December 31, 2025, respectively	134,888	80,517
Customer funds receivable	6,378	1,308
Prepaid expenses and other current assets	96,620	89,290
Total current assets	1,118,894	930,090
Property and equipment, net	85,499	85,076
Software development costs, net	158,999	155,842
Goodwill	1,055,923	1,056,815
Intangible assets, net	93,379	106,654
Other assets	81,802	56,205
Total assets	$2,594,496	$2,390,682
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$35,431	$27,344
Accrued expenses and other current liabilities	37,603	43,272
Due to customers	851,793	719,833
Debt, current portion	22,595	22,660
Deferred revenue, current portion	403,630	368,986
Total current liabilities	1,351,052	1,182,095
Debt, net of current portion	1,127,412	1,087,037
Deferred tax liability	33,407	21,981
Deferred revenue, net of current portion	2,773	2,778
Other liabilities	12,822	11,737
Total liabilities	2,527,466	2,305,628
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 74,035,437 and 72,312,354 shares issued at June 30, 2026 and December 31, 2025, respectively; 45,513,708 and 46,705,325 shares outstanding at June 30, 2026 and December 31, 2025, respectively	74	72
Additional paid-in capital	1,438,227	1,391,641
Treasury stock, at cost; 28,521,729 and 25,607,029 shares at June 30, 2026 and December 31, 2025, respectively	(1,452,356)	(1,316,224)
Accumulated other comprehensive loss	(925)	(5,948)
Retained earnings	82,010	15,513
Total stockholders’ equity	67,030	85,054
Total liabilities and stockholders’ equity	$2,594,496	$2,390,682

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$290,597	$282,030	$571,737	$551,966
Cost of revenue	112,434	113,633	227,015	228,448
Gross profit	178,163	168,397	344,722	323,518
Operating expenses
Sales, marketing and customer success	46,256	44,046	93,605	88,690
Research and development	34,856	33,595	71,772	67,154
General and administrative	34,449	32,856	64,710	89,535
Amortization of intangible assets	586	566	1,174	1,100
Total operating expenses	116,147	111,063	231,261	246,479
Income from operations	62,016	57,334	113,461	77,039
Interest expense	(17,579)	(18,411)	(33,615)	(35,356)
Other income, net	1,984	1,118	4,380	3,223
Income before provision for income taxes	46,421	40,041	84,226	44,906
Income tax provision	11,063	13,575	17,729	14,117
Net income	$35,358	$26,466	$66,497	$30,789
Earnings per share
Basic	$0.79	$0.55	$1.47	$0.64
Diluted	$0.79	$0.55	$1.46	$0.63
Common shares and equivalents outstanding
Basic weighted average shares	44,759,580	47,784,062	45,158,724	48,104,780
Diluted weighted average shares	44,884,337	48,248,057	45,605,260	48,786,793
Other comprehensive income (loss)
Foreign currency translation adjustment	$(117)	$7,324	$(1,597)	$10,583
Unrealized gain (loss) on derivative instruments, net of tax	3,042	(5,314)	6,620	(12,006)
Total other comprehensive income (loss)	2,925	2,010	5,023	(1,423)
Comprehensive income	$38,283	$28,476	$71,520	$29,366

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2026	2025
Cash flows from operating activities
Net income	$66,497	$30,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,293	43,346
Net provision for credit losses and sales returns	3,020	2,973
Stock-based compensation expense	46,586	49,422
Deferred taxes	9,380	(653)
Amortization of deferred financing costs and discount	1,269	1,346
Other non-cash adjustments	1,313	(5,407)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(57,465)	(64,984)
Prepaid expenses and other assets	(11,416)	(8,955)
Trade accounts payable	6,818	(8,408)
Accrued expenses and other liabilities	530	(9,910)
Deferred revenue	34,688	38,770
Net cash provided by operating activities	142,513	68,329
Cash flows from investing activities
Purchase of property and equipment	(4,117)	(1,311)
Capitalized software development costs	(26,127)	(27,787)
Cash used in disposition of business	—	(12,235)
Other investing activities	(8,675)	—
Net cash used in investing activities	(38,919)	(41,333)
Cash flows from financing activities
Proceeds from issuance of debt	209,500	272,300
Payments on debt	(180,857)	(187,666)
Employee taxes paid for withheld shares upon equity award settlement	(25,319)	(38,655)
Change in due to customers	132,582	128,582
Change in customer funds receivable	(5,175)	(3,262)
Purchase of treasury stock, including excise tax payments	(111,637)	(103,205)
Net cash provided by financing activities	19,094	68,094
Effect of exchange rate on cash, cash equivalents and restricted cash	(655)	7,212
Net increase in cash, cash equivalents and restricted cash	122,033	102,302
Cash, cash equivalents and restricted cash, beginning of period	758,975	809,512
Cash, cash equivalents and restricted cash, end of period	$881,008	$911,814
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$34,388	$38,914
Restricted cash	846,620	720,061
Total cash, cash equivalents and restricted cash in the statement of cash flows	$881,008	$758,975

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
GAAP Revenue	$290,597	$282,030	$571,737	$551,966

GAAP gross profit	$178,163	$168,397	$344,722	$323,518
GAAP gross margin	61.3%	59.7%	60.3%	58.6%
Non-GAAP adjustments:
Add: Stock-based compensation expense	2,714	3,250	5,801	5,948
Add: Amortization of intangibles from business combinations	5,404	7,020	11,671	14,072
Add: Employee severance	—	302	—	302
Add: GCC workforce transition costs(1)	267	—	542	—
Subtotal	8,385	10,572	18,014	20,322
Non-GAAP gross profit	$186,548	$178,969	$362,736	$343,840
Non-GAAP gross margin	64.2%	63.5%	63.4%	62.3%

GAAP income from operations	$62,016	$57,334	$113,461	$77,039
GAAP operating margin	21.3%	20.3%	19.8%	14.0%
Non-GAAP adjustments:
Add: Stock-based compensation expense	22,706	27,252	46,586	49,422
Add: Amortization of intangibles from business combinations	5,990	7,586	12,845	15,172
Add: Employee severance	—	2,147	—	2,147
Add: GCC workforce transition costs(1)	1,974	—	3,000	—
Add: Acquisition and disposition-related costs(2)	866	264	1,013	25,396
Add: Security Incident-related costs	—	395	—	2,575
Add: Impairment of capitalized software development costs	1,056	—	1,056	—
Subtotal	32,592	37,644	64,500	94,712
Non-GAAP income from operations	$94,608	$94,978	$177,961	$171,751
Non-GAAP operating margin	32.6%	33.7%	31.1%	31.1%

GAAP income before provision for income taxes	$46,421	$40,041	$84,226	$44,906
GAAP net income	$35,358	$26,466	$66,497	$30,789

Shares used in computing GAAP diluted earnings per share	44,884,337	48,248,057	45,605,260	48,786,793
GAAP diluted earnings per share	$0.79	$0.55	$1.46	$0.63

Non-GAAP adjustments:
Add: GAAP income tax provision	11,063	13,575	17,729	14,117
Add: Total non-GAAP adjustments affecting income from operations	32,592	37,644	64,500	94,712
Non-GAAP income before provision for income taxes	79,013	77,685	148,726	139,618
Assumed non-GAAP income tax provision(3)	19,358	19,033	36,438	34,207
Non-GAAP net income	$59,655	$58,652	$112,288	$105,411

Shares used in computing non-GAAP diluted earnings per share	44,884,337	48,248,057	45,605,260	48,786,793
Non-GAAP diluted earnings per share	$1.33	$1.22	$2.46	$2.16
(1)GCC workforce transition costs represent severance and other costs incurred in connection with the transition of certain roles to our Global Capability Center in Hyderabad, India.
(2)Includes charges of $24.3 million incurred during the six months ended June 30, 2025 related to the release from our lease for office space in Washington, DC.
(3)We use a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. We base this rate on our estimated annual GAAP income tax rate, adjusted for items excluded from GAAP income when calculating non-GAAP income and for significant nonrecurring tax adjustments. We review this non-GAAP tax rate annually to determine whether it remains appropriate for evaluating our financial performance. In conducting this review, we consider our GAAP annual effective tax rate, changes in tax legislation, non-GAAP adjustments, and shifts in the geographic mix of revenues and expenses. We also evaluate other factors that we deem significant. Because the tax treatment of non-GAAP adjustments differs from GAAP and because of our methodology for estimating the annual tax rate, the non-GAAP tax rate may differ from the GAAP tax rate and from our actual tax liabilities.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
GAAP revenue	$290,597	$282,030	$571,737	$551,966
GAAP revenue growth	3.0%		3.6%
Less: Non-GAAP revenue from divested businesses(1)	—	—	—	—
Non-GAAP organic revenue(2)	$290,597	$282,030	$571,737	$551,966
Non-GAAP organic revenue growth	3.0%		3.6%

Non-GAAP organic revenue(2)	$290,597	$282,030	$571,737	$551,966
Foreign currency impact on non-GAAP organic revenue(3)	(690)	—	(2,930)	—
Non-GAAP organic revenue on constant currency basis(3)	$289,907	$282,030	$568,807	$551,966
Non-GAAP organic revenue growth on constant currency basis	2.8%		3.1%

GAAP recurring revenue	$285,291	$276,279	$561,776	$539,604
GAAP recurring revenue growth	3.3%		4.1%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	—	—	—
Non-GAAP organic recurring revenue(2)	$285,291	$276,279	$561,776	$539,604
Non-GAAP organic recurring revenue growth	3.3%		4.1%

Non-GAAP organic recurring revenue(2)	$285,291	$276,279	$561,776	$539,604
Foreign currency impact on non-GAAP organic recurring revenue(3)	(670)	—	(2,868)	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$284,621	$276,279	$558,908	$539,604
Non-GAAP organic recurring revenue growth on constant currency basis	3.0%		3.6%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses in the prior period. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
GAAP net income	$35,358	$26,466	$66,497	$30,789
Non-GAAP adjustments:
Add: Interest, net	15,652	16,443	30,009	31,733
Add: GAAP income tax provision	11,063	13,575	17,729	14,117
Add: Depreciation	2,845	2,667	5,051	5,642
Add: Amortization of intangibles from business combinations	5,990	7,586	12,845	15,172
Add: Amortization of software development costs(1)	12,804	12,304	25,225	24,176
Subtotal	48,354	52,575	90,859	90,840
Non-GAAP EBITDA	$83,712	$79,041	$157,356	$121,629
Non-GAAP EBITDA margin(2)	28.8%		27.5%

Non-GAAP adjustments:
Add: Stock-based compensation expense	$22,706	$27,252	$46,586	$49,422
Add: Employee severance	—	2,147	—	2,147
Add: GCC workforce transition costs(3)	1,974	—	3,000	—
Add: Acquisition and disposition-related costs(3)	866	264	1,013	25,396
Add: Security Incident-related costs	—	395	—	2,575
Add: Impairment of capitalized software development costs	1,056	—	1,056	—
Subtotal	26,602	30,058	51,655	79,540
Non-GAAP adjusted EBITDA	$110,314	$109,099	$209,011	$201,169
Non-GAAP adjusted EBITDA margin(4)	38.0%		36.6%

Rule of 40(5)	41.0%		40.2%

Non-GAAP adjusted EBITDA	$110,314	$109,099	$209,011	$201,169
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(162)	(1,096)	(1,191)	(891)
Non-GAAP adjusted EBITDA on constant currency basis(6)	$110,152	$108,003	$207,820	$200,278
Non-GAAP adjusted EBITDA margin on constant currency basis	38.0%		36.5%

Rule of 40 on constant currency basis(7)	40.8%		39.6%
(1)Includes amortization expense related to software development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Six months ended June 30,
	2026	2025
GAAP net cash provided by operating activities	$142,513	$68,329
GAAP operating cash flow margin	24.9%	12.4%
Non-GAAP adjustments:
Less: purchase of property and equipment	(4,117)	(1,311)
Less: capitalized software development costs	(26,127)	(27,787)
Non-GAAP free cash flow	$112,269	$39,231
Non-GAAP free cash flow margin	19.6%	7.1%